As filed with the Securities and Exchange Commission on February 17, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ZILLOW GROUP, INC.

(Exact name of registrant as specified in its charter)

Washington	47-1645716
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1301 Second Avenue, Floor 31

Seattle, Washington 98101

(206) 470-7000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Richard Barton

Chief Executive Officer

Zillow Group, Inc.

1301 Second Avenue, Floor 31

Seattle, Washington 98101

(206) 470-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew B. Moore Allison C. Handy Perkins Coie LLP 1201 Third Avenue, Suite 4900 Seattle, Washington 98101 (206) 359-8000	Bradley D. Owens General Counsel Zillow Group, Inc. 1301 Second Avenue, Floor 31 Seattle, Washington 98101 (206) 470-7000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee (2)
Class C capital stock, $0.0001 par value per share
Debt Securities (3)
Convertible Debt Securities (3)
Total

(1)

Omitted pursuant to Form S-3 General Instruction II.E. An indeterminate aggregate number of securities is being registered as may be offered from time to time at indeterminate prices or, in the case of Class C capital stock, may be issued upon conversion of convertible debt securities issued directly. Separate consideration will not be received for shares of Class C capital stock that are issuable upon conversion of convertible debt securities.

(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the registration fee.
(3)	Subject to note (1) above, an indeterminate amount of these securities may be senior or subordinated.

PROSPECTUS

ZILLOW GROUP, INC.

Class C Capital Stock

Debt Securities

Convertible Debt Securities

We may offer from time to time Class C capital stock, debt securities or convertible debt securities in one or more offerings. When we decide to sell Class C capital stock, debt securities or convertible debt securities, we will provide specific terms of the offered securities, including the amount of securities offered, in a prospectus supplement. We may offer and sell these securities to or through one or more underwriters, brokers, dealers, agents, or directly to purchasers, on a continuous or delayed basis.

You should read this prospectus, the information incorporated, or deemed to be incorporated, by reference in this prospectus, and any prospectus supplement and any related free writing prospectus carefully before you invest. A prospectus supplement may also add, update, or change information contained in this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our capital structure includes is comprised of authorized Class A common stock, authorized Class B common stock and authorized Class C capital stock. Our Class A common stock entitles its holders to one vote per share; our Class B common stock entitles its holders to 10 votes per share; and our Class C capital stock carries no voting rights (except as required by applicable law or as expressly provided in our amended and restated articles of incorporation).

Our Class C capital stock is listed on The Nasdaq Global Select Market under the symbol “Z.”

The convertible debt securities will be convertible into Class C capital stock.

Investing in these securities involves risks. You should carefully read this prospectus and the applicable prospectus supplement, as well as the risks described in our filings with the Securities and Exchange Commission that are incorporated by reference in this prospectus or the accompanying prospectus supplement, before you invest. See “Risk Factors” on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 17, 2021

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the automatic “shelf” registration process available to “well-known seasoned issuers” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may from time to time sell shares of our Class C capital stock, debt securities or convertible debt securities described in this prospectus on terms to be determined by market conditions at the time of the offering. There is no limit on the aggregate amount of the securities we may offer pursuant to the registration statement of which this prospectus is a part. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement and any authorized free writing prospectus that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement and any authorized free writing prospectus may also add, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement and any authorized free writing prospectus. You should carefully read both this prospectus and any accompanying prospectus supplement and authorized free writing prospectus together with additional information described below under “Information Incorporated by Reference.”

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or the securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information.” You should rely only on the information contained in or incorporated by reference into this prospectus, any prospectus supplement or any authorized free writing prospectus filed with the SEC. We have not authorized anyone to provide you with different information. This document may only be used where it is legal to offer or sell these securities. You should not assume that the information contained in this prospectus, or in any prospectus supplement or authorized free writing prospectus, is accurate as of any date other than the date on the front of the document, regardless of the time of delivery of the prospectus, prospectus supplement or authorized free writing prospectus, or any offer or sale of the securities. Our business, financial condition, results of operations and prospects may have changed since those dates. The terms “Zillow Group,” “we,” “us,” and “our” refer to Zillow Group, Inc. and its consolidated subsidiaries unless the context indicates otherwise.

ZILLOW GROUP, INC.

Zillow Group, Inc. is reimagining real estate to make it easier to unlock life’s next chapter. Zillow and its affiliates offer customers an on-demand experience for selling, buying, renting or financing with transparency and nearly seamless end-to-end service. Zillow Offers buys and sells homes directly in dozens of markets across the country, allowing sellers control over their timeline. Zillow Home Loans, our affiliate lender, provides our customers with an easy option to get pre-approved and secure financing for their next home purchase. Zillow recently launched Zillow Homes, Inc., a licensed brokerage entity, to streamline Zillow Offers transactions.

Other consumer brands include Trulia, StreetEasy, HotPads and Out East. In addition, Zillow Group provides a comprehensive suite of marketing software and technology solutions which include Mortech, dotloop, Bridge Interactive and New Home Feed.

Zillow, Inc. was incorporated as a Washington corporation in December 2004, and we launched the initial version of our website, Zillow.com, in February 2006. Zillow Group was incorporated as a Washington corporation in July 2014 in connection with our acquisition of Trulia. Upon the closing of the Trulia acquisition in February 2015, each of Zillow and Trulia became wholly owned subsidiaries of Zillow Group.

Our principal executive offices are located at 1301 Second Avenue, Floor 31, Seattle, Washington 98101, and our telephone number is (206) 470-7000. Our website address is www.zillowgroup.com. Information contained on, or that can be accessed through, our website, does not constitute part of this prospectus and inclusions of our website address in this prospectus are inactive textual references only.

This prospectus and the information incorporated herein by reference may include trademarks, service marks and trade names owned by us or others. Our registered trademarks include, but are not limited to, “Zillow,” “Trulia,” “StreetEasy,” “HotPads,” “Out East,” “Mortech,” “dotloop,” “Bridge Interactive,” “New Home Feed,” “Zillow Offers,” the Z in a house logo, as well as logos that correspond with several of our other trademarks. All other service marks, trademarks and tradenames appearing in this prospectus are the property of their respective owners.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, and any free writing prospectus we may authorize for use in connection with this offering, may include forward-looking statements based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include all statements that are not historical facts and generally may be identified by terms such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect” or the negative or plural of these words or similar expressions.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those risks, uncertainties and assumptions described in Part I, Item 1A (Risk Factors) in our Annual Report on Form 10-K for the year ended December 31, 2020, in any applicable free writing prospectus and in documents incorporated by reference, such as our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K, and others beyond our control, including:

•	the impact of the COVID-19 pandemic or other public health crises and any associated economic downturn on our future financial position, operations and financial performance;

•	the magnitude, duration and severity of the COVID-19 pandemic and the availability and widespread distribution and use of effective vaccines;

•	the impact of actions taken by governments, businesses and individuals in response to the COVID-19 pandemic, including changes in laws or regulations that limit our ability to operate;

•

the current and future health and stability of the economy, financial conditions and residential housing market, including any extended slowdown in the real estate markets as a result of the COVID-19 pandemic;

•

changes in laws or regulations applicable to our business, employees, products or services, including current and future laws, regulations and orders that limit our ability to operate in light of the COVID-19 pandemic;

•

the satisfaction of conditions precedent to the closing of Zillow Group’s proposed acquisition of ShowingTime.com, Inc., including expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Act;

•	changes in general economic and financial conditions that reduce demand for our products and services, lower our profitability or reduce our access to credit;

•	actual or anticipated fluctuations in our financial condition and results of operations;

•	changes in projected operational and financial results;

•	addition or loss of significant customers;

•	actual or anticipated changes in our growth rate relative to that of our competitors;

•	acquisitions, strategic partnerships, joint ventures, capital-raising activities or other corporate transactions or commitments by us or our competitors;

•	actual or anticipated changes in technology, products, markets or services by us or our competitors;

•	ability to obtain or maintain licenses and permits to support our current and future businesses;

•	ability to comply with MLS rules and requirements to access and use listing data, and to maintain or establish relationships with listings and data providers;

•	ability to operate our mortgage originations business, including the ability to obtain sufficient financing;

•	fluctuations in the valuation of companies perceived by investors to be comparable to us;

•	the impact of natural disasters and other catastrophic events;

•	the impact of pending or future litigation; and

•	issuance of new or updated research or reports by securities analysts.

Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the effect of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus, any accompanying prospectus supplement, including the documents incorporated by reference into this prospectus and the accompanying prospectus supplement, and any authorized free writing prospectus, may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely on forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements, and we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

RISK FACTORS

An investment in our securities involves risk. You should carefully consider the risks described in the sections entitled “Risk Factors” in any prospectus supplement and those set forth in documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information in this prospectus and any prospectus supplement, before purchasing any of our securities. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), under which we file annual, quarterly and current reports, proxy statements and other information, with the SEC. Our SEC filings are available to the public on the SEC’s website at www.sec.gov, which contains reports, proxies and information statements and other information regarding registrants that file electronically. In addition, our SEC filings are available on our website at investors.zillowgroup.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus or any accompanying prospectus supplement and you should not consider such information to be part of this prospectus or any accompanying prospectus supplement.

This prospectus is part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act. As permitted by the SEC, this prospectus does not contain all the information in the registration statement filed with the SEC. For a more complete understanding of any offering made under this prospectus and any prospectus supplement, you should refer to the complete registration statement on Form S-3 that may be obtained from the locations described below. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

You may request, and we will provide to you at no cost, a copy of these filings and the documents described under “Incorporation of Documents by Reference” below. You may request such materials by writing, telephoning or emailing us as follows:

Zillow Group, Inc.

1301 Second Avenue, Floor 31

Seattle, Washington 98101

Tel: (206) 470-7000

Email: legal@zillowgroup.com

Attention: General Counsel

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information. This means that we can disclose important information to you by referring you to those documents that contain the information. The information we incorporate by reference is considered a part of this prospectus, and later information we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus (other than information “furnished” under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) of any Current Report on Form 8-K or otherwise “furnished” to the SEC, unless otherwise stated) until any offering made by this prospectus is completed or terminated:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 12, 2021; and

•

The description of our Class  C capital stock as set forth in our registration statement on Form 8-A, which was filed on July 29, 2015, under Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description.

In accordance with Rule 402 of Regulation S-T, the XBRL-related information in Exhibit 101 to our Annual Report on Form 10-K will not be deemed to be incorporated by reference into any registration statement or other document filed under the Securities Act, except as will be expressly set forth by specific reference in such filing.

You may request copies of these documents from us as described under “Where You Can Find More Information” above.

USE OF PROCEEDS

Our management team will have broad discretion in using the net proceeds from the sale of our securities offered hereby. Unless otherwise indicated in the applicable prospectus supplement and/or any applicable free writing prospectus, we currently expect to use the net proceeds from the sale of the securities by us primarily for general corporate purposes, which may include working capital, sales and marketing activities, general and administrative matters and capital expenditures. We do not currently have any specific uses of the net proceeds planned. We may also use a portion of the net proceeds for the acquisition of, or investment in, technologies, products, solutions or businesses that complement our business. Net proceeds may be temporarily invested prior to use.

DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, authorized capital stock is 1,890,000,000 shares, each with a par value of $0.0001 per share, consisting of the following four classes of stock:

•	1,245,000,000 shares designated as Class A common stock;

•	15,000,000 shares designated as Class B common stock;

•	600,000,000 shares designated as Class C capital stock; and

•	30,000,000 shares designated as preferred stock.

Class A common stock and Class B common stock are sometimes referred to collectively as our common stock. The following summarizes important provisions of our capital stock and describes important provisions of our amended and restated articles of incorporation and amended and restated bylaws. This summary may not, however, describe all provisions of our amended and restated articles of incorporation and amended and restated bylaws that are important to you. This summary is qualified by our amended and restated articles of incorporation and amended and restated bylaws, which have been filed and incorporated by reference as exhibits to documents incorporated or deemed to be incorporated by reference in this prospectus, and by the provisions of applicable law.

Class A Common Stock and Class B Common Stock

Voting Rights

The Class A common stock has one vote per share, and the Class B common stock has ten votes per share. On any matter that is submitted to a vote of shareholders, the holders of Class A common stock are entitled to one vote per share of Class A common stock and the holders of the Class B common stock are entitled to ten votes per share of Class B common stock. Holders of Class A common stock and Class B common stock will vote together as a single group on all matters (including the election of directors) submitted to a vote of shareholders, unless otherwise required by law or our amended and restated articles of incorporation.

Under Washington law and our amended and restated articles of incorporation, holders of Class A common stock and holders of Class B common stock may each be entitled to vote as a separate voting group, or as a separate voting group with other classes that are affected in the same or a substantially similar way, on a proposed amendment to our amended and restated articles of incorporation that would:

•

effect an exchange or reclassification of all or part of the issued and outstanding shares of the class into shares of another class that would adversely affect the holders of the exchanged or reclassified class;

•	change the rights, preferences or limitations of all or part of the issued and outstanding shares of the class that would adversely affect the holders of shares of the class;

•	change all or part of the issued and outstanding shares of the class into a different number of shares of the same class, which would adversely affect the holders of the class;

•	limit or deny an existing preemptive right of all or part of the shares of the class;

•	cancel or otherwise adversely affect rights to distributions or dividends that have accumulated but have not yet been declared on all or part of the shares of the class; or

•	effect a redemption or cancellation of all or part of the shares of the class in exchange for cash or any other form of consideration other than shares of capital stock.

Holders of Class A common stock and Class B common stock are not entitled to cumulative voting in the election of directors, which means that the holders of a majority of the voting power of Class A common stock and Class B common stock, voting together as a single voting group, will be entitled to elect all of the directors standing for election, if they so choose.

Dividends

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of Class A common stock and Class B common stock are entitled to share equally in any dividends that our board of directors may declare from time to time unless different treatment is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock and the holders of a majority of the outstanding shares of Class B common stock, each voting as a separate voting group. If a dividend is paid in the form of Class A common stock or Class B common stock, then holders of Class A common stock will receive Class A common stock and holders of Class B common stock will receive Class B common stock.

Liquidation Rights

Upon our liquidation, dissolution or winding up, the holders of Class A common stock and Class B common stock are entitled to share ratably in proportion to the number of shares of Class A common stock then held by each (assuming the conversion of all shares of Class B common stock into shares of Class A common stock) in our assets available for distribution to the shareholders after the payment of any liabilities and the liquidation preferences on any outstanding preferred stock.

Redemption

Neither the Class A common stock nor the Class B common stock is redeemable.

Preemptive Rights

Our amended and restated articles of incorporation provide that no preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock, except to the extent provided by written agreement.

Conversion

All of the Class B common stock is held or controlled by Richard Barton or Lloyd Frink, each of whom are referred to as a “founder.” Each share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock. In addition, each share of Class B common stock will convert automatically into one share of Class A common stock upon any transfer, whether or not for value, except for (1) certain transfers described in our amended and restated articles of incorporation, so long as the founder who transfers the Class B common stock continues to hold exclusive voting and dispositive power with respect to the shares transferred and the transferee agrees to be bound by the terms of a Transfer Restriction Agreement (as defined below) or (2) transfers between the founders or entities through which a founder holds exclusive voting and dispositive power with respect to Class B common stock, subject to the requirements of the Transfer Restriction Agreements.

In the event of the death or mental disability of a founder, each share of such founder’s Class B common stock will convert into one share of Class A common stock, except as set forth below. If a founder (who is referred to as the “transferring founder”), or an entity that holds Class B common stock with respect to which such founder holds exclusive voting and dispositive power, transfers voting control of shares of Class B common stock to the other founder contingent or effective upon the transferring founder’s death or mental disability, then the transferring founder’s death or mental disability will not immediately trigger a conversion to Class A common stock, provided that the shares of Class B common stock as to which voting control was transferred shall convert to Class A common stock no later than nine months after the death or mental disability of the transferring founder. Further, if one founder dies or becomes mentally disabled simultaneously with the other founder dying or becoming mentally disabled, the founders’ death or mental disability will not immediately trigger a conversion to Class A common stock if voting control of the founders’ shares of Class B common stock is transferred to a trustee designated by the founders and approved by our board of directors, provided that the shares of Class B common stock as to which voting control was transferred shall convert to Class A common stock no later than nine months after the death or mental disability of the founders.

Once converted into Class A common stock, the Class B common stock may not be reissued.

Except for the issuance of Class B common stock in connection with dividends or distributions in accordance with our amended and restated articles of incorporation, we will not issue additional shares of Class B common stock unless the issuance is approved by holders of a majority of the outstanding shares of Class A common stock and holders of a majority of the outstanding shares of Class B common stock, each voting as a separate voting group.

Equal Status

Except as otherwise expressly provided in our amended and restated articles of incorporation or required by applicable law, shares of Class A common stock and shares of Class B common stock have the same rights and privileges and rank equally, share ratably, and are identical in all respects as to all matters. Without limiting the generality of the foregoing sentence, in connection with a Change of Control Transaction (as defined in our amended and restated articles of incorporation), shares of Class A common stock and Class B common stock will be treated equally, identically, and ratably, on a per share basis, with respect to any consideration into which such shares are converted or any consideration paid or otherwise distributed in respect of such shares to our shareholders, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock and the holders of a majority of the outstanding shares of Class B common stock, each voting separately as a separate voting group.

Class C Capital Stock

Voting Rights

Except with respect to the separate voting group rights under the circumstances described in Section 2.5 of our amended and restated articles of incorporation, or except as required by applicable law, shares of Class C capital stock have no voting power.

Dividends

Subject to the preferences that may apply to any series of preferred stock outstanding at any time, the holders of Class C capital stock are entitled to share equally in any dividends that our board of directors may declare from time to time with respect to shares of our common stock, unless different treatment is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class C capital stock, the holders of a majority of the outstanding shares of Class A common stock and the holders of a majority of the outstanding shares of Class B common stock, each voting separately as a separate voting group. If a dividend declared with respect to our common stock is paid in the form of common stock, then holders of Class C capital stock will receive Class C capital stock. Except for a dividend declared in accordance with the provisions described above, our amended and restated articles of incorporation provide that we will not declare a dividend with respect to the Class C capital stock, unless it is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock and the holders of a majority of the outstanding shares of Class B common stock, each voting separately as a separate voting group.

Conversion Upon Dissolution

Immediately prior to the earlier of (1) our dissolution under Washington law or (2) any record date established to determine the holders of our capital stock entitled to receive our net assets in a dissolution under Washington law, each outstanding share of Class C capital stock will automatically, without any further action, convert into and become one fully paid and nonassessable share of Class A common stock. We will reserve and keep available out of authorized but unissued shares of Class A common stock the number of shares sufficient to effect the conversion of all outstanding shares of Class C capital stock into shares of Class A common stock.

Redemption

The Class C capital stock is not redeemable.

Preemptive Rights

Our amended and restated articles of incorporation provide that no preemptive rights will exist with respect to shares of stock or securities convertible into shares of stock, except to the extent provided by written agreement.

Equal Status

Except as expressly provided in our amended and restated articles of incorporation or required by applicable law, shares of Class C capital stock have the same rights and privileges and rank equally, share ratably, and are identical to the shares of Class A common stock and Class B common stock in all respects as to all matters.

Without limiting the generality of the foregoing sentence, in connection with a Change of Control Transaction (as defined in our amended and restated articles of incorporation), shares of Class C capital stock will be treated equally, identically, and ratably, on a per share basis, with shares of Class A common stock with respect to any consideration into which such shares are converted or any consideration paid or otherwise distributed in respect of such shares to our shareholders, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class C capital stock, the holders of a majority of the outstanding shares of Class A common stock, and the holders of a majority of the outstanding shares of Class B common stock, each voting separately as a separate voting group.

Transfer Restriction Agreements

On July 20, 2015, we entered into a transfer restriction agreement with each of our founders, Messrs. Barton and Frink, and certain of their respective affiliates (collectively, the “Transfer Restriction Agreements”). The Transfer Restriction Agreements were entered into in connection with the declaration by our board of directors of the issuance of shares of Class C capital stock by means of a dividend to holders of our Class A common stock and Class B common stock. Pursuant to the Transfer Restriction Agreements, beginning on the date on which Messrs. Barton or Frink, as applicable, no longer serves on our board of directors (each such date, Messrs. Barton’s or Frink’s “Trigger Date,” respectively), Messrs. Barton or Frink and certain of their respective affiliates that are or become party to the agreements (generally, trusts and other estate planning vehicles through which Messrs. Barton or Frink hold all or a portion of their shares of Class B common stock) must transfer or convert to Class A common stock at least one share of Class B common stock for each two shares of Class C capital stock transferred. The required ratio of shares of Class B common stock to shares of Class C capital stock owned by Messrs. Barton and Frink is subject to adjustment in connection with certain dividends, stock splits, distributions or recapitalizations. These provisions are intended to limit, after the applicable Trigger Date, the ability of Messrs. Barton and Frink to sell or otherwise transfer the non-voting Class C capital stock issued to them in the initial dividend of Class C capital stock to holders of Class A common stock and Class B common stock in respect of their shares of Class B common stock in a manner that does not proportionately reduce their ownership of the Class B common stock.

The Transfer Restriction Agreements also include an equal status provision, which provides that neither Mr. Barton nor Mr. Frink, nor their affiliates that are or become a party to the Transfer Restriction Agreements, may sell any of their shares of Zillow Group capital stock in connection with a change of control transaction, including a tender or exchange offer, for (1) with respect to their shares of Class A common stock, an amount per share greater than, or a form of consideration different from, that which the holders of shares of Class A common stock receive in the transaction; (2) with respect to their shares of Class B common stock, an amount per share greater than, or a form of consideration different from, that which the holders of shares of Class A common stock receive in the transaction, unless different treatment of the shares of Class A common stock and Class B common stock is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock and the holders of a majority of the Class B common stock, each voting separately as a separate group; or (3) with respect to their shares of Class C capital stock, an amount per share greater than, or a form of consideration different from, that which the holders of shares of Class C capital stock receive in the transaction.

Preferred Stock

Our board of directors has the authority to issue up to 30,000,000 shares of preferred stock from time to time in one or more series, including preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of other shares of capital stock, without further action by shareholders, other than approval by or written agreement of holders of a majority of outstanding Class B common stock, which is held by our founders, Messrs. Barton and Frink (which is referred to as the “approval right”), or in lieu of such approval or written agreement, approval by our board of directors including a founder in his capacity as a member of our board of directors. The approval right will terminate when the Class B common stock represents less than 7% of the aggregate number of shares of the outstanding Class A common stock and Class B common stock. Subject to this approval right, our board of directors also has the authority to fix the voting rights, limitations, and relative rights of any series of preferred stock, including dividend rights, liquidation rights, redemption rights, conversion rights, and voting rights. The issuance of preferred stock may decrease the market price of the Class A common stock and Class C capital stock.

Anti-Takeover Effects of Certain Provisions of Our Amended and Restated Articles of Incorporation, Amended and Restated Bylaws, and Washington Law

Provisions of our amended and restated articles of incorporation, our amended and restated bylaws, and Washington law could have the effect of delaying or preventing a third party from acquiring us, even if the acquisition would benefit our shareholders. These provisions, which are summarized below, may delay, defer or prevent a tender offer or takeover attempt of Zillow Group that a shareholder might consider in the shareholder’s best interest, including those attempts that might result in a premium over the market price for the shares held by our shareholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares, or an unsolicited proposal for the restructuring or sale of all or part of our business. Some of these provisions will become effective only after the date (the “threshold date”) on which the Class B common stock held by our founders, Messrs. Barton and Frink, represents less than 7% of the aggregate number of shares of the outstanding Class A common stock and Class B common stock.

Three Class Structure

As discussed above, our Class B common stock has ten votes per share, while our Class A common stock has one vote per share and our Class C capital stock is nonvoting (except in limited circumstances provided under Washington law or in our amended and restated articles of incorporation). All of the Class B common stock is controlled by our founders, Messrs. Barton and Frink, and, as of the date of this prospectus, represents more than a majority of the voting power of our outstanding capital stock. As a result, for the foreseeable future our founders will continue to be able to control all matters submitted to our shareholders for approval, including the election and removal of directors and significant corporate transactions such as a merger or other sale of Zillow Group or of its assets. In addition, until the threshold date, our founders will be able to call meetings of shareholders and fill vacancies on our board of directors, and directors may be removed with or without cause. The concentrated control described above could also delay, defer or prevent a change of control, merger, consolidation, takeover or other business combination involving Zillow Group that other shareholders may support, and could discourage a potential acquiror from initiating such a transaction.

Because the Class C capital stock has no voting rights (except in limited circumstances provided under Washington law or in our amended and restated articles of incorporation), the issuance of Class C capital stock will not result in voting dilution to the holders of shares Class A common stock or Class B common stock. As a result, the issuance of Class C capital stock could prolong the duration of our founders’ current relative ownership of voting power and their ability to control all matters submitted to our shareholders for approval, including the election and removal of directors and significant corporate transactions such as a merger or other sale of Zillow Group or of its assets.

Authorized but Unissued Shares of Our Class A Common Stock, Class C Capital Stock, and Preferred Stock

Our authorized but unissued shares of Class A common stock, Class C capital stock, and preferred stock are available for our board of directors to issue without shareholder approval (except to the extent described above under “—Preferred Stock”). To the extent described above in “—Preferred Stock,” our board of directors has the authority under our amended and restated articles of incorporation to issue preferred stock with rights superior to the rights of Class A common stock and Class C capital stock. As a result, preferred stock could be issued quickly, could adversely affect the rights of holders of Class A common stock and Class C capital stock and could be issued with terms calculated to delay or prevent a change of control or make removal of management more difficult. We may use the additional authorized shares of Class A common stock, Class C capital stock, or preferred stock for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, and employee benefit and incentive plans. The existence of our authorized but unissued shares of Class A common stock, Class C capital stock, and preferred stock could render more difficult or discourage an attempt to obtain control of Zillow Group by means of a proxy contest, tender offer, merger or other transaction.

Classified Board of Directors; Election and Removal of Directors

Our amended and restated articles of incorporation provide for the division of our board of directors into three classes, as nearly equal in number as practicable, with the directors in each class serving for three-year terms, and one class being elected annually by our shareholders. Prior to the threshold date, our directors can be removed with or without cause by holders of Class A common stock and Class B common stock, voting together as a single group. After the threshold date, our directors can be removed only for cause. Because this system of electing, appointing, and removing directors generally makes it more difficult for shareholders to replace a majority of our board of directors, it may discourage a third party from initiating a tender offer or otherwise attempting to gain control of Zillow Group, and may maintain the incumbency of our board of directors.

Limits on Ability of Shareholders to Act by Written Consent or Call Special Meetings of Shareholders

Washington law limits the ability of shareholders of public companies from acting by written consent by requiring unanimous written consent for a shareholder action to be effective. This limit on the ability of our shareholders to act by less than unanimous written consent may lengthen the amount of time required to take shareholder action. In addition, our amended and restated articles of incorporation provide that special meetings of our shareholders may be called only by the chairman of our board of directors, the board of directors, chief executive officer, president or, prior to the threshold date, holders of at least 25% of the combined voting power of outstanding Class A common stock and Class B common stock. After the threshold date, only the chairman of our board of directors, the board of directors, chief executive officer or president may call a special meeting of shareholders.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

Our amended and restated bylaws provide that shareholders seeking to bring business before a meeting of shareholders, or to nominate candidates for election as directors at a meeting of shareholders, must provide us with timely written notice of their proposal. Our amended and restated bylaws also specify requirements as to the form and content of a shareholder’s notice. These provisions may preclude shareholders from bringing matters before an annual meeting of shareholders or from making nominations for directors at an annual meeting of shareholders.

Amendment to Our Amended and Restated Bylaws and Amended and Restated Articles of Incorporation

Our amended and restated articles of incorporation and amended and restated bylaws provide that shareholders can amend or repeal the bylaws only by the affirmative vote of the holders of at least two-thirds of the outstanding voting power of Class A common stock and Class B common stock, voting together as a single group. Unless approved by a majority of “continuing directors,” as that term is defined in our amended and restated articles of incorporation, specified provisions of the articles of incorporation may not be amended or repealed without the affirmative vote of the holders of at least two-thirds of the outstanding voting power of capital stock entitled to vote on the action, including the following provisions:

•

those requiring the affirmative vote of at least two-thirds of the voting power of outstanding Class A common stock and Class B common stock, voting together as a single group, in order for shareholders to amend or repeal our bylaws;

•	those dividing our board of directors into three classes;

•	those providing that, after the threshold date, directors are removable only for cause;

•	those permitting, after the threshold date, only a majority of the members of our board of directors or the sole remaining director to fill vacancies on our board of directors;

•	those providing that only our board of directors may change the size of our board of directors;

•

those requiring the affirmative vote of the holders of at least two-thirds of the voting power of outstanding Class A common stock and Class B common stock, voting together as a single group, to amend specified provisions of the amended and restated articles of incorporation; and

•

those providing that special meetings of shareholders may be called only by the chairman of our board of directors, chief executive officer, president or, prior to the threshold date, holders of at least 25% of the combined voting power of outstanding Class A common stock and Class B common stock.

Washington Law

Chapter 23B.19 of the Washington Business Corporation Act, with limited exceptions, prohibits a “target corporation” from engaging in specified “significant business transactions” for a period of five years after the share acquisition by an acquiring person, unless (1) the transaction is exempted by RCW 23B.19.030, (2) the significant business transaction or the acquiring person’s purchase of shares was approved by a majority of the members of the target corporation’s board of directors prior to the acquiring person’s share acquisition, or (3) the significant business transaction was both approved by a majority of the members of the target corporation’s board of directors and approved at a shareholder meeting by at least two-thirds of the outstanding voting shares of the target corporation (excluding the acquiring person’s shares or shares over which the acquiring person has voting control) at or subsequent to the acquiring person’s share acquisition. An “acquiring person” is defined as a person or group of persons that beneficially owns voting shares entitled to cast votes comprising 10% or more of the voting power of the target corporation. “Significant business transactions” include, among other transactions:

•	mergers, share exchanges or consolidations with, dispositions of assets to, or issuances of stock to or redemptions of stock from, the acquiring person;

•

termination of 5% or more of the employees of the target corporation employed in Washington whether at one time or over the five-year period following the share acquisition, while the corporation has an acquiring person and as a result of the acquiring person’s acquisition of 10% or more of the shares;

•	allowing the acquiring person to receive any disproportionate benefit as a shareholder; and

•	liquidating or dissolving the target corporation.

After the five-year period, certain “significant business transactions” must comply with the “fair price” provisions of the statute or must be approved by a majority of the votes entitled to be counted within each voting group entitled to vote separately on the transaction, other than those of which the acquiring person has beneficial ownership or voting control. A corporation may not “opt out” of this statute.

DESCRIPTION OF OTHER SECURITIES

Our debt securities and convertible debt securities may be offered under this prospectus. When we decide to sell any debt securities or convertible debt securities, we will set forth in a prospectus supplement and any applicable free writing prospectus a description of such securities that may be offered under this prospectus. The terms of any offering, including the public offering price and the net proceeds to us, will be set forth in the prospectus supplement, in an authorized free writing prospectus, in an amendment to the registration statement of which this prospectus is a part, or in other filings we make with the SEC under the Exchange Act, which are incorporated by reference.

PLAN OF DISTRIBUTION

We may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

•	to or through underwriters, brokers or dealers;

•	“at the market” sales to or through market makers or into an existing market for the securities;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	directly to one or more other purchasers in negotiated sales or competitively bid transactions;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis;

•	otherwise through a combination of any of the above methods of sale; or

•	through other means permitted pursuant to applicable law.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or other purchasers, persons or entities and any applicable compensation and/or indemnification, any options to purchase additional securities, and a brief description of any passive market making that any underwriter or any selling group members intend to engage in and any transactions that any underwriter intends to conduct that stabilizes, maintains or otherwise affects the market price of the securities, in an accompanying prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in other filings we make with the SEC under the Exchange Act, which are incorporated by reference herein.

LEGAL MATTERS

Unless otherwise stated in an accompanying prospectus supplement, Perkins Coie LLP, Seattle, Washington, will provide Zillow Group with an opinion as to the legality of the securities offered under this prospectus. Counsel representing any underwriters, dealers or agents will be named in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference from the Annual Report on Form 10-K of Zillow Group, Inc. (“the Company”) and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

ZILLOW GROUP, INC.

Class C Capital Stock

Debt Securities

Convertible Debt Securities

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table shows expenses, other than underwriting discounts and commissions, to be incurred in connection with the offering of the securities being registered, all of which will be paid by the registrant.

SEC registration fee	$	*
The Nasdaq Global Select Market listing fee		**
Accounting fees and expenses		**
Legal fees and expenses		**
Printing and engraving expenses		**
Transfer agent and registrar fees and expenses		**
Trustee fees and expenses		**
Blue sky fees and expenses		**
Miscellaneous fees and expenses		**

Total	$	**

*	In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended (the “Securities Act”), the registrant is deferring payment of the registration fee for the securities offered.
**	The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

Item 15.	Indemnification of Directors and Officers.

Washington law provides that directors and officers of a corporation shall not be personally liable for reasonable expenses incurred in the wholly successful defense of a proceeding to which the director or officer was a party because of being a director or officer, unless limited by a corporation’s articles of incorporation. Washington law provides further that directors and officers may be indemnified against liability incurred in a proceeding to which they are a party because of being a director or officer so long as:

•	the director or officer acted in good faith;

•

the director or officer reasonably believed, in the case of conduct in the director’s or officer’s official capacity, that his or her conduct was in the corporation’s best interests or, in all other cases, that his or her conduct was not opposed to the best interests of the corporation; and

•	in the case of a criminal proceeding, the director or officer had no reasonable cause to believe his or her conduct was unlawful.

Directors and officers generally may not, however, be indemnified:

•	in connection with a proceeding by or in the right of the corporation in which the director or officer was adjudged liable to the corporation;

•	in connection with any other proceeding in which the director or officer was adjudged liable for receiving improper personal benefit;

•	for acts or omissions of the director or officer that involve intentional misconduct or knowing violation of law;

•	for unlawful distributions to shareholders; or

•	any transaction from which a director or officer personally received a benefit in money, property, or services to which such director is not legally entitled.

Our amended and restated articles of incorporation and amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by law. Our amended and restated bylaws also permit us to secure insurance on behalf of any officer or director for any liability arising out of his or her actions in connection with their services to us, regardless of whether our bylaws permit such indemnification.

We have entered into agreements to indemnify our directors and certain of our officers to the fullest extent allowed under Washington law. These agreements provide, among other things, that we will indemnify our directors and certain of our officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on our behalf or that person’s status as a director or officer of the registrant. We have also obtained directors’ and officers’ liability insurance.

Any underwriting agreement that has been or will be filed as an exhibit hereto or incorporated by reference herein contains or will contain provisions whereby the underwriter or underwriters agree to indemnify us and certain of our directors and officers and may be sufficiently broad to permit indemnification of our directors and officers for liabilities arising under the Securities Act.

Reference is made to Item 17 for our undertakings with respect to indemnification for liabilities under the Securities Act.

Item 16.	Exhibits.

The following exhibits are filed herewith or incorporated herein by reference.

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

4.1	Amended and Restated Articles of Incorporation of Zillow Group, Inc. (Filed as Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission (File No. 001-36853) on February 17, 2015, and incorporated herein by reference).

4.2	Amended and Restated Bylaws of Zillow Group, Inc. (Filed as Exhibit 3.1 to Zillow Group, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 5, 2020, and incorporated herein by reference).

4.3	Specimen of Class C Capital Stock Certificate (Filed as Exhibit 4.1 Registrant’s Form 8-A filed with the Securities and Exchange Commission (File No. 001-36853) on July 29, 2015, and incorporated herein by reference).

4.4	Transfer Restriction Agreement and Amendment to Noncompetition Agreement, dated July 20, 2015, among Zillow Group, Inc., Zillow, Inc., Richard Barton and the other holders signatory thereto (Filed as Exhibit 10.1 to Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission (File No. 001-36853) on July 21, 2015, and incorporated herein by reference).

4.5	Transfer Restriction Agreement and Amendment to Noncompetition Agreement, dated July 20, 2015, among Zillow Group, Inc., Zillow, Inc., Lloyd Frink and the other holders signatory thereto (Filed as Exhibit 10.2 to Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission (File No. 001-36853) on July 21, 2015, and incorporated herein by reference).

4.6	Form of Debt Indenture.

4.7	Form of Debt Securities (included in Exhibit 4.6).

4.8	Form of Convertible Debt Indenture.

Exhibit Number	Description

4.9	Form of Convertible Debt Securities (included in Exhibit 4.8).

4.10	Indenture, dated as of July 3, 2018, by and between Zillow Group, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (Filed as Exhibit 4.1 to Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 3, 2018, and incorporated herein by reference).

4.11	Form of 1.50% Convertible Senior Note due 2023 (incorporated by reference to Exhibit 4.10 hereto).

4.12	Indenture dated as of May 15, 2020, by and between Zillow Group, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (Filed as Exhibit 4.1 to Zillow Group, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 18, 2020, and incorporated herein by reference).

4.13	Form of 2.75% Convertible Senior Note due 2025 (incorporated by reference to Exhibit 4.12 hereto).

5.1	Opinion of Perkins Coie LLP.

23.1	Consent of Perkins Coie LLP (contained in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

24.1	Power of Attorney (included on signature page hereto).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A. for the Indenture dated as of July 3, 2018.

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A. for the Indenture dated as of May 15, 2020.

25.3**	Form T-1 Statement of Eligibility under the Trust Indenture Act, as amended, of the trustee for the Form of Debt Indenture.

25.4**	Form T-1 Statement of Eligibility under the Trust Indenture Act, as amended, of the trustee for the Form of Convertible Debt Indenture.

*	To be filed by amendment or incorporated by reference in this registration statement where applicable in connection with any offering of securities.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and the applicable rules thereunder.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)

That, to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on February 17, 2021.

ZILLOW GROUP, INC.

By:	/s/ RICHARD BARTON
Name:	Richard Barton
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Barton and Allen Parker, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ RICHARD BARTON Richard Barton	Chief Executive Officer (Principal Executive Officer) and Director	February 17, 2021

/S/ ALLEN PARKER Allen Parker	Chief Financial Officer (Principal Financial Officer)	February 17, 2021

/S/ JENNIFER ROCK Jennifer Rock	Chief Accounting Officer (Principal Accounting Officer)	February 17, 2021

/S/ LLOYD D. FRINK Lloyd D. Frink	Executive Chairman, President and Director	February 17, 2021

/S/ ERIK BLACHFORD Erik Blachford	Director	February 17, 2021

/S/ AMY C. BOHUTINSKY Amy C. Bohutinsky	Director	February 17, 2021

/S/ JAY C. HOAG Jay C. Hoag	Director	February 17, 2021

Signature	Title	Date

/S/ GREGORY B. MAFFEI Gregory B. Maffei	Director	February 17, 2021

/S/ GORDON STEPHENSON Gordon Stephenson	Director	February 17, 2021

/S/ CLAIRE CORMIER THIELKE Claire Cormier Thielke	Director	February 17, 2021

/S/ APRIL UNDERWOOD April Underwood	Director	February 17, 2021